SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                              FORM 8-K/A

                  AMENDMENT TO APPLICATION OR REPORT

Pursuant to Section 12, 13 or 15(d) of the Securities Exchange Act of 1934



                             BIOMET, INC.
        (Exact name of registrant as specified in its charter)




          Indiana                      0-12515                  35-1418342
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      ofincorporation                                      Identification No.)
      or organization)

Airport Industrial Park, P.O. Box 587, Warsaw, Indiana            46581-0587
     (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (219) 267-6639


                             AMENDMENT NO. 1

     The undersigned registrant hereby amends its response to Item 7, Financial Statements and Exhibits, of its Current Report on Form 8-K, dated February 17, 1998, as set forth below:

Item 7.  Financial Statements and Exhibits.

     (a-b) No financial statements or pro forma financial information are required to be filed as part of this report.

     (c) See Index to Exhibits. The schedules and exhibits to the Joint Venture Agreement filed as an Exhibit hereto are not included in reliance upon
Item 601(b)(2) of Regulation S-K. The undersigned registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   BIOMET, INC.

                                   By: /s/ Gregory D. Hartman
                                       Gregory D. Hartman
                                       Vice President, Finance

Dated: April 14, 1998